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                                                                    Exhibit 16.1

                                                         330 Madison Avenue
[BDO LOGO]                                               New York, NY 10017-5001
BDO SEIDMAN, LLP                                         Phone 212-885-8000
ACCOUNTANTS AND CONSULTANTS                              Fax   212-697-1299








March 13, 2006



Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on March 7, 2006, to be filed by our former client, Emerson Radio Corp. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,




/s/ BDO Seidman, LLP
BDO Seidman, LLP